SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF
SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934
USG CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-3329400

(State of Incorporation or Organization)	(I.R.S. Employer
Identification No.)

125 South Franklin Street, Chicago, Illinois	60606-4678

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective Pursuant to General Instruction A.(d), please check the following box. ☐
     Securities Act registration statement file number to which this form relates:
(If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Preferred Stock Purchase Rights	New York Stock Exchange

Preferred Stock Purchase Rights	Chicago Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
N/A

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.
     On December 21, 2006, the Board of Directors of USG Corporation (the “Company”) declared a dividend distribution of one right (a “Right”) for each share of common stock, par value $0.10 per share (the “Common Shares”), of the Company outstanding at the close of business on January 2, 2007 (the “Record Date”), pursuant to the terms of the Rights Agreement, dated as of December 21, 2006 (the “Rights Agreement”), by and between the Company and Computershare Investor Services, LLC, as Rights Agent. The Rights Agreement also provides, subject to specified exceptions and limitations, that Common Shares issued or delivered from the Company’s treasury after the Record Date will be entitled to and accompanied by Rights. The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, a copy of which is filed as Exhibit 4.1 hereto and incorporated herein by this reference.
Item 2. Exhibits.

Exhibit
Number	Exhibit

4.1	Rights Agreement, dated as of December 21, 2006

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

USG CORPORATION

By:	/s/ Stanley L. Ferguson

Name: Stanley L. Ferguson
Title: Executive Vice President and General Counsel
Date: December 21, 2006

INDEX TO EXHIBITS

Exhibit
Number	Exhibit

4.1	Rights Agreement, dated as of December 21, 2006

4